Exhibit 99.2

THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF COLUMBIA

UNITED STATES OF AMERICA,

Plaintiff,	CASE NO.: 1:07-cv-01912

v.	JUDGE: Collyer, Rosemary M.

ABITIBI-CONSOLIDATED INC. and	DECK TYPE: Antitrust
BOWATER INCORPORATED,

DATE STAMP: 10/23/2007

Defendants.

FINAL JUDGMENT

WHEREAS, Plaintiff, United States of America, filed its Complaint on October 23, 2007, and Plaintiff and Defendants, Abitibi-Consolidated Inc. (“Abitibi”) and Bowater Incorporated (“Bowater”), by their respective attorneys, have consented to the entry of this Final Judgment without trial or adjudication of any issue of fact or law, and without this Final Judgment constituting any evidence against or admission by any party regarding any issue of fact or law;

AND WHEREAS, Defendants agree to be bound by the provisions of this Final Judgment pending its approval by the Court;

AND WHEREAS, the essence of this Final Judgment is the prompt and certain divestiture of certain rights or assets by Defendants to assure that competition is not substantially lessened;

AND WHEREAS, the United States requires Defendants to make certain divestitures for the purpose of remedying the loss of competition alleged in the Complaint;

AND WHEREAS, Defendants have represented to the United States that the divestitures required below can and will be made and that Defendants will later raise no claim of hardship or difficulty as grounds for asking the Court to modify any of the divestiture provisions contained below;

NOW THEREFORE, before any testimony is taken, without trial or adjudication of any issue of fact or law, and upon consent of the parties, it is ORDERED, ADJUDGED, AND DECREED:

I. Jurisdiction

This Court has jurisdiction over the subject matter of and each of the parties to this action. The Complaint states a claim upon which relief may be granted against Defendants under Section 7 of the Clayton Act, 15 U.S.C. § 18.

II. Definitions

As used in this Final Judgment:

A. “Acquirer” means the entity or entities to whom Defendants divest some or all of the Divestiture Assets.

B. “Abitibi” means Defendant Abitibi-Consolidated Inc., a Canadian corporation with its headquarters in Montréal, Quebec, Canada, its successors and assigns, and its subsidiaries, divisions, groups, affiliates, partnerships and joint ventures, and their directors, officers, managers, agents, and employees.

C. “Bowater” means Defendant Bowater Incorporated, a Delaware corporation with its headquarters in Greenville, South Carolina, its successors and assigns, and its subsidiaries, divisions, groups, affiliates, partnerships and joint ventures, and their directors, officers, managers, agents, and employees.

D. “Newsprint” means the lowest grade of uncoated groundwood paper (i.e., paper manufactured from mechanically processed pulp), regardless of its basis weight. It is primarily used in the production of newspapers, but also used in some advertising inserts, comic books, trade publications, and direct mail, among other end-use products.

E. “Divestiture Assets” means:

(1)	Abitibi’s Snowflake, Arizona newsprint mill, located at Spur 277 North, Snowflake, Arizona 85937;

(2)	all tangible assets used in the mill listed in Section II(E)(1), including all assets relating to research and development activities, manufacturing equipment, tooling and fixed assets, real property (leased or owned), personal property, inventory, newsprint reserves, office furniture, materials, supplies, docking facilities, on-or off-site warehouses or storage facilities relating to the mill, Apache Railway Company assets; all licenses, permits and authorizations issued by any governmental organization relating to the mill; all contracts, agreements, leases (including renewal rights), commitments, certifications, and understandings relating to the mill, including supply agreements; all customer lists, contracts, accounts, and credit records relating to the mill; all interests in, and contracts relating to, power generation; all repair and performance records and all other records relating to the mill; and

(3)	all intangible assets used in the development, production, servicing, distribution, and sales of products manufactured by the mill listed in Section II(E)(1), including but not limited to all contractual rights, patents, licenses and sublicenses, intellectual property, technical information, computer software and related documentation, know-how, trade secrets, drawings, blueprints, designs, design protocols, specifications for materials, specifications for parts and devices, safety procedures for the handling of materials and substances, quality assurance and control procedures, design tools and simulation capability, all manuals and technical information provided to the employees, customers, suppliers, agents or licensees, and all research data concerning historic and current research and development efforts relating to the mill, including, but not limited to designs of experiments, and the results of successful and unsuccessful designs and experiments.

III. Applicability

A. This Final Judgment applies to Defendants, as defined above, and all other persons in active concert or participation with Defendants who receive actual notice of this Final Judgment by personal service or otherwise.

B. If, prior to complying with Section IV and V of this Final Judgment, Defendants sell or otherwise dispose of all or substantially all of their assets that include the Divestiture Assets, they shall require, as a condition of the sale or other disposition, that the purchaser agrees to be bound by the provisions of this Final Judgment. Defendants need not obtain such an agreement from the Acquirer of the assets divested pursuant to this Final Judgment.

IV. Divestitures

A. Defendants are ordered and directed, within 120 calendar days after the filing of the Complaint in this matter, or five (5) days after notice of the entry of this Final Judgment by the Court, whichever is later, to divest the Divestiture Assets in a manner consistent with this Final Judgment to an Acquirer acceptable to the United States in its sole discretion. The United States, in its sole discretion, may agree to one or more extensions of this time period not to exceed sixty (60) days in total, and shall notify the Court in such circumstances. Defendants agree to use their best efforts to divest the Divestiture Assets as expeditiously as possible.

B. In accomplishing the divestitures ordered by the Final Judgment, Defendants promptly shall make known, by usual and customary means, the availability of the Divestiture Assets. Defendants shall inform any person making inquiry regarding a possible purchase of the Divestiture Assets that they are being divested pursuant to this Final Judgment and provide that person with a copy of this Final Judgment. Unless the United States otherwise consents in writing, Defendants shall offer to furnish to all prospective Acquirers, subject to customary confidentiality assurances, all information and documents relating to the Divestiture Assets that customarily are provided in a due diligence process except such information or documents subject to the attorney-client or work-product privilege. Defendants shall make available such information to the United States at the same time that such information is made available to any other person.

C. Unless the United States otherwise consents in writing, Defendants shall provide the Acquirer and the United States information relating to personnel involved in production,

operations, and sales at the Divestiture Assets to enable the Acquirer to make offers of employment. Defendants will not interfere with any negotiations by the Acquirer to employ any employee of the Divestiture Assets whose primary responsibility is production, operations, or sales at the Divestiture Assets.

D. Unless the United States otherwise consents in writing, Defendants shall permit prospective Acquirers of the Divestiture Assets to have reasonable access to personnel and to make inspections of the physical facilities of the Divestiture Assets; access to any and all environmental, zoning, and other permit documents and information; and access to any and all financial, operational, and other documents and information customarily provided as part of a due diligence process.

E. Defendants shall warrant to the Acquirer of the Divestiture Assets that each asset will be operational on the date of sale.

F. Defendants shall not take any action that will impede in any way the permitting, operation, or divestiture of the Divestiture Assets.

G. At the option of the Acquirer, Defendants shall enter into a fiber supply contract for old newsprint (ONP) sufficient to meet 25% of the Acquirer’s needs for a period of up to three (3) years from the date of the divestiture. The terms and conditions of any such contract must be reasonably related to market conditions for old newsprint and the purchase price shall be set at the prevailing market price.

H. At the option of the purchaser and upon approval by the United States, in its sole discretion, Defendants may enter into a transition services agreement based upon commercial terms and conditions. Such an agreement may not exceed twelve (12) months from the date of the Divestiture. Transition services may include information technology support, information technology licensing, computer operations and data processing support, logistics support, and such other services as are reasonably necessary to operate the Divestiture Assets.

I. For the period from the date of the filing of the Complaint in this matter until one (1) year after the sale of the Divestiture Assets, Defendants shall make available and deliver to the Divestiture Assets within seven (7) business days the spare ceramic center roll from Abitibi’s Thorold, Ontario newsprint mill if: (a) the Acquirer or the person identified in Section V(K), whomever is in control of the Divestiture Assets at the time, determines that the Divestiture Assets’ PM 3 machine requires a new ceramic center roll and (b) the Divestiture Assets’ permanent spare ceramic center roll, which has already been ordered, has not been delivered. If Defendants become obligated to deliver the spare ceramic center roll, then they may identify a suitable alternative ceramic center roll and request permission from the United States, in its sole discretion, to deliver the alternative center roll to the Divestiture Assets in place of the Thorold center roll. Such permission must be in writing. In any event, Defendants must deliver the Thorold center roll or an approved substitute to the Divestiture Assets within seven (7) business days of being notified of the need for the Thorold roll. Defendants will no longer be obligated to provide a ceramic center roll to the Divestiture Assets if either of the ceramic center rolls in Thorold’s PM 6 or PM 7 machines break before the Divestiture Assets require a new ceramic center roll.

J. Defendants shall warrant to the Acquirer that there are no material defects in the environmental, zoning, or other permits pertaining to the operation of the Divestiture Assets, and that following the sale of the Divestiture Assets, Defendants will not undertake, directly or indirectly, any challenges to the environmental, zoning, or other permits relating to the operation of the Divestiture Assets.

K. Unless the United States otherwise consents in writing, any divestiture pursuant to Section IV, or by trustee appointed pursuant to Section V, of this Final Judgment, shall include the entire Divestiture Assets, and shall be accomplished in such a way as to satisfy the United States, in its sole discretion, that the Divestiture Assets can and will be used by the Acquirer as a viable, ongoing business engaged in producing, distributing, and selling newsprint, that the Divestiture Assets will remain viable, and that the divestiture of such asset will remedy the competitive harm alleged in the Complaint. The divestitures, whether pursuant to Section IV or Section V of this Final Judgment,

(1)	shall be made to an Acquirer that, in the United States’ sole judgment, has the intent and capability (including the necessary managerial, operational, technical, and financial capability) to compete effectively in the production, distribution, and sale of newsprint; and

(2)	shall be accomplished so as to satisfy the United States, in its sole discretion, that none of the terms of any agreement between Acquirer and Defendants gives Defendants the ability to unreasonably raise the Acquirer’s costs, to lower the Acquirer’s efficiency, or otherwise to interfere in the ability of the Acquirer to compete effectively in the production, distribution, and sale of newsprint.

V. Appointment of Trustee to Effect Divestitures

A. If Defendants have not divested the Divestiture Assets within the time period specified in Section IV(A), Defendants shall notify the United States of that fact in writing. Upon application of the United States, the Court shall appoint a trustee selected by the United States and approved by the Court to effect the divestiture of the Divestiture Assets.

B. After the appointment of a trustee becomes effective, only the trustee shall have the right to sell the Divestiture Assets. The trustee shall have the power and authority to accomplish the divestiture to an Acquirer acceptable to the United States at such price and on such terms as are then obtainable upon reasonable effort by the trustee, subject to the provisions of Sections IV, V, and VI of this Final Judgment, and shall have such other powers as this Court deems appropriate. Subject to paragraph V(D) of this Final Judgment, the trustee may hire at the cost and expense of Defendants any investment bankers, attorneys, or other agents, who shall be solely accountable to the trustee, reasonably necessary in the trustee’s judgment to assist in the divestiture.

C. Defendants shall not object to a sale by the trustee on any ground other than the trustee’s malfeasance. Any such objection by Defendants must be conveyed in writing to the United States and the trustee within ten (10) calendar days after the trustee has provided the notice required under Section VI.

D. The trustee shall serve at the cost and expense of Defendants, on such terms and conditions as the United States approves, and shall account for all monies derived from the sale of the Divestiture Assets sold by the trustee and all costs and expenses so incurred. After approval by the Court of the trustee’s accounting, including fees for its services and those of any professionals and agents retained by the trustee, all remaining money shall be paid to Defendants and the trust shall then be terminated. The compensation of the trustee and any professionals and agents retained by the trustee shall be reasonable in light of the value of the Divestiture Assets and based on a fee arrangement providing the trustee with an incentive based on the price and terms of the divestiture and the speed with which it is accomplished, but timeliness is paramount.

E. Defendants shall use their best efforts to assist the trustee in accomplishing the required divestiture. The trustee and any consultants, accountants, attorneys, and other persons retained by the trustee shall have full and complete access to the personnel, books, records, and facilities of the business to be divested, and Defendants shall develop financial and other information relevant to such business as the trustee may reasonably request, subject to reasonable protection for trade secrets or other confidential research, development, or commercial information. Defendants shall take no action to interfere with or to impede the trustee’s accomplishment of the divestiture.

F. After its appointment, the trustee shall file monthly reports with the United States and the Court setting forth the trustee’s efforts to accomplish the divestiture ordered under this Final Judgment. To the extent such reports contain information that the trustee deems confidential, such reports shall not be filed in the public docket of the Court. Such reports shall include the name, address, and telephone number of each person who, during the preceding month, made an offer to acquire, expressed an interest in acquiring, entered into negotiations to acquire, or was contacted or made an inquiry about acquiring the Divestiture Assets, and shall describe in detail each contact with any such person. The trustee shall maintain full records of all efforts made to divest the Divestiture Assets.

G. If the trustee has not accomplished such divestiture within six (6) months after its appointment, the trustee shall promptly file with the Court a report setting forth: (1) the trustee’s efforts to accomplish the required divestiture; (2) the reasons, in the trustee’s judgment, why the required divestiture has not been accomplished; and (3) the trustee’s recommendations. To the extent such report contains information that the trustee deems confidential, such report shall not be filed in the public docket of the Court. The trustee shall at the same time furnish such report to the United States, who shall have the right to make additional recommendations consistent with the purpose of the trust. The Court thereafter shall enter such orders as it shall deem appropriate to carry out the purpose of the Final Judgment, which may, if necessary, include extending the trust and the term of the trustee’s appointment by a period requested by the United States.

VI. Notice of Proposed Divestiture

A. Within two (2) business days following execution of a definitive divestiture agreement, Defendants or the trustee, whichever is then responsible for effecting the divestiture required herein, shall notify the United States of any proposed divestiture required by Section IV or V of this Final Judgment. If the trustee is responsible, it shall similarly notify Defendants. The notice shall set forth the details of the proposed divestiture and list the name, address, and telephone number of each person not previously identified who offered or expressed an interest in or desire to acquire any ownership interest in the Divestiture Assets, together with full details of the same.

B. Within fifteen (15) calendar days of receipt by the United States of such notice, the United States may request from Defendants, the proposed Acquirer, any other third party, or the trustee, if applicable, additional information concerning the proposed divestiture, the proposed Acquirer, and any other potential Acquirer. Defendants and the trustee shall furnish any additional information requested within fifteen (15) calendar days of the receipt of the request, unless the parties shall otherwise agree.

C. Within thirty (30) calendar days after receipt of the notice, or within twenty (20) calendar days after the United States has been provided the additional information requested from Defendants, the proposed Acquirer, any third party, or the trustee, whichever is later, the United States shall provide written notice to Defendants and the trustee, if there is one, stating whether or not it objects to the proposed divestiture. If the United States provides written notice that it does not object, the divestiture may be consummated, subject only to Defendants’ limited right to object to the sale under Section V(C) of this Final Judgment. Absent written notice that the United States does not object to the proposed Acquirer or upon objection by the United States, a divestiture proposed under Section IV or Section V shall not be consummated. Upon objection by Defendants under paragraph V(C), a divestiture proposed under Section V shall not be consummated unless approved by the Court.

VII. Asset Preservation

Until the divestiture required by this Final Judgment has been accomplished, Defendants shall take all steps necessary to comply with the Asset Preservation Stipulation and Order entered by this Court. Defendants shall take no action that would jeopardize the divestiture ordered by this Court.

VIII. Affidavits

A. Within twenty (20) calendar days of the filing of the Complaint in this matter, and every thirty (30) calendar days thereafter until the divestitures have been completed under

Section IV or V, Defendants shall deliver to the United States an affidavit as to the fact and manner of its compliance with Section IV or V of this Final Judgment. Each such affidavit shall include the name, address, and telephone number of each person who, during the preceding thirty days, made an offer to acquire, expressed an interest in acquiring, entered into negotiations to acquire, or was contacted or made an inquiry about acquiring, any interest in the Divestiture Assets, and shall describe in detail each contact with any such person during that period. Each such affidavit shall also include a description of the efforts Defendants have taken to solicit buyers for the Divestiture Assets, and to provide required information to any prospective Acquirer, including the limitations, if any, on such information. Assuming the information set forth in the affidavit is true and complete, any objection by the United States to information provided by Defendants, including limitations on the information, shall be made within fourteen (14) calendar days of receipt of such affidavit.

B. Within twenty (20) calendar days of the filing of the Complaint in this matter, Defendants shall deliver to the United States an affidavit that describes in reasonable detail all actions Defendants have taken and all steps they have implemented on an ongoing basis to comply with Section VII of this Final Judgment. Defendants shall deliver to the United States an affidavit describing any changes to the efforts and actions outlined in Defendants’ earlier affidavits filed pursuant to this section within fifteen (15) calendar days after the change is implemented.

C. Defendants shall keep all records of all efforts made to preserve and divest the Divestiture Assets until one year after such divestiture has been completed.

IX. Compliance Inspection

A. For the purposes of determining or securing compliance with this Final Judgment, or of determining whether the Final Judgment should be modified or vacated, and subject to any legally recognized privilege, from time to time duly authorized representatives of the United States Department of Justice, including consultants and other persons retained by the United States, shall, upon written request of a duly authorized representative of the Assistant Attorney General in charge of the Antitrust Division, and on reasonable notice to Defendants, be permitted:

(1)	access during Defendants’ office hours to inspect and copy, or at the United States’s option, to require Defendants to provide electronic or hard copies of, all books, ledgers, accounts, records, data, and documents in the possession, custody, or control of Defendants, relating to any matters contained in this Final Judgment; and

(2)	to interview, either informally or on the record, Defendants’ officers, employees, or agents, who may have their individual counsel present, regarding such matters. The interviews shall be subject to the reasonable convenience of the interviewee and without restraint or interference by Defendants.

B. Upon the written request of a duly authorized representative of the Assistant Attorney General in charge of the Antitrust Division, Defendants shall submit written reports or responses to written interrogatories, under oath if requested, relating to any of the matters contained in this Final Judgment as may be requested.

C. No information or documents obtained by the means provided in this section shall be divulged by the United States to any person other than an authorized representative of the executive branch of the United States, except in the course of legal proceedings to which the United States is a party (including grand jury proceedings), or for the purpose of securing compliance with this Final Judgment, or as otherwise required by law.

D. If, at the time information or documents are furnished by Defendants to the United States, Defendants represent and identify in writing the material in any such information or documents to which a claim of protection may be asserted under Rule 26(c)(7) of the Federal Rules of Civil Procedure, and Defendants mark each pertinent page of such material, “Subject to claim of protection under Rule 26(c)(7) of the Federal Rules of Civil Procedure,” then the United States shall give Defendants ten (10) calendar days notice prior to divulging such material in any legal proceeding (other than a grand jury proceeding).

X. Notification of Future Transactions

A. Unless such transaction is otherwise subject to the reporting and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, 15 U.S.C. § 18a (the “HSR Act”), Defendants shall not, without notifying the United States, directly or indirectly acquire any assets or any interest, including any financial, security, loan, equity, or management interest, in any of Defendants’ jointly-owned newsprint mills or machines if the value of such acquisition exceeds $2,000,000. Defendants are exempted from this notice provision if either (1) from the date of the filing of the Complaint in this matter, the acquisition accounts for less than a 5% change in any interest and does not change control in any of Defendants’ jointly-owned mills or machines, or (2) the acquisition is the direct result of an asset swap between one of Defendants’ jointly-owned mills or machines to another of Defendants’ mills or machines of the same character, and (3) such transaction is not otherwise subject to the requirements of the HSR Act. This notification requirement shall run for a period of ten (10) years from the entry of this Final Judgment.

Provided, however, that the following transactions shall be exempt from the notice requirement: (1) Defendants further investing in a pre-existing jointly-owned mill or machine on a pro-rata basis with Defendants’ partner(s); and (2) loans (including guarantees and security interests on loans) for the following purposes, provided that they do not enable any distribution from the joint venture to Defendants or Defendants’ joint venture partner(s) that would not have otherwise occurred: (i) capital expenditures relating to pre-existing jointly-owned mills or machines, (ii) working capital transactions of the same character that Defendants have engaged in over the past ten (10) years; (iii) debt repayment or refinancing which does not impact equity share or the relative effective return between Defendants and their partner(s); and (iv) mergers or acquisitions other than those relating to newsprint mills or machines.

B. Such notification shall be provided to the United States in the same format as, and per the instructions relating to, the Notification and Report Form set forth in the Appendix to Part 803 of Title 16 of the Code of Federal Regulations as amended, except that the information requested in Items 5 through 9 of the instructions must be provided only about newsprint, and the required filing fee under the HSR Act shall be waived. Notification shall be provided at least thirty (30) days prior to acquiring any such assets or interest, and shall include, beyond what may be required by the applicable instructions, the names of the principal representatives of the parties to the agreement who negotiated the agreement, and any management or strategic plans discussing the proposed transaction. This Section shall be broadly construed and any ambiguity or uncertainty regarding the filing of notice under this Section shall be resolved in favor of filing notice.

XI. No Reacquisition

Defendants may not reacquire any part of the Divestiture Assets during the term of this Final Judgment.

XII. Retention of Jurisdiction

This Court retains jurisdiction to enable any party to this Final Judgment to apply to this Court at any time for further orders and directions as may be necessary or appropriate to carry out or construe this Final Judgment, to modify any of its provisions, to enforce compliance, and to punish violations of its provisions.

XIII. Expiration of Final Judgment

Unless this Court grants an extension, this Final Judgment shall expire ten (10) years from the date of its entry.

XIV. Public Interest Determination

Entry of this Final Judgment is in the public interest. The parties have complied with the requirements of the Antitrust Procedures and Penalties Act, 15 U.S.C. § 16, including making copies available to the public of this Final Judgment, the Competitive Impact Statement, and any comments thereon and the United States’s responses to comments. Based upon the record before the Court, which includes the Competitive Impact Statement and any comments and response to comments filed with the Court, entry of this Final Judgment is in the public interest.

Date:

Court approval subject to procedures of the Antitrust Procedures and Penalties Act, 15 U.S.C. §16.

United States District Judge